UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   June 2, 2021
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 7.01 REGULATION FD DISCLOSURE

On June 2, 2021, First Northern Community Bancorp issued a press release announcing a new stock repurchase program for the Company’s outstanding common stock.  This new program will begin June 15, 2021 and remain in effect until June 14, 2023.  A copy of this press release is furnished herewith as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

The Board of Directors of First Northern Community Bancorp (FNRN), holding company of First Northern Bank, has announced a stock repurchase program for the Company’s outstanding common stock.  Based on market conditions, share repurchases may be made from time to time in the open market or in privately negotiated transactions.  The repurchase program will begin June 15, 2021 and will remain in effect until June 14, 2023.  The program allows repurchases in an aggregate amount of no more than 4% of First Northern Community Bancorp’s 13,680,085 outstanding shares of common stock as of March 31, 2021. This represents total shares of 547,203 eligible for repurchase which, at the closing price of $11.35 on June 2, 2021, would equate to total consideration of approximately $6.2M if all eligible shares were repurchased. The Board of Directors has determined that the maximum aggregate repurchases will not impair the capital of the Corporation.  Any repurchases are intended to be conducted in accordance with the limitations, guidelines, and restrictions relative to timing, price, manner, and volume of Rule 10b-18 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated June 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated June 2, 2021

EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:        Louise A. Walker                                                         June 2, 2021
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp
Announces Stock Repurchase Program

Dixon, California - The Board of Directors of First Northern Community Bancorp (FNRN), holding company of First Northern Bank, has announced a stock repurchase program for the Company’s outstanding common stock.  Based on market conditions, share repurchases may be made from time to time in the open market or in privately negotiated transactions.  The repurchase program will begin June 15, 2021 and will remain in effect until June 14, 2023.  The program allows repurchases in an aggregate amount of no more than 4% of First Northern Community Bancorp’s 13,680,085 outstanding shares of common stock as of March 31, 2021. This represents total shares of 547,203 eligible for repurchase which, at the closing price of $11.35 on June 2, 2021, would equate to total consideration of approximately $6.2M if all eligible shares were repurchased. The Board of Directors has determined that the maximum aggregate repurchases will not impair the capital of the Corporation.  Any repurchases are intended to be conducted in accordance with the limitations, guidelines, and restrictions relative to timing, price, manner and volume of Rule 10b-18 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

The stock repurchase program is intended to provide management with an effective mechanism for capital management, increase return on equity to our existing shareholders and provide additional market liquidity for our common shares outstanding.  Commenting on the stock repurchase program, Louise Walker, President & Chief Executive Officer said, “The Bancorp’s stock repurchase program demonstrates our ongoing commitment to providing fundamental value for our shareholders.”

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn and Rancho Cordova. The Bank also has a commercial lending office in Walnut Creek. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 11 branches. First Northern is rated as a Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended December 31, 2020 (www.veribanc.com) and (www.bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

Forward Looking Statements
This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.  More detailed information about those factors is contained in First Northern's most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. First Northern disclaims any intent or obligation to update these forward-looking statements.
xxx